SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

March 11, 2004
(Date of Earliest Event Reported)

VALERO L.P.
(Exact name of registrant as specified in its charter)

Delaware	1-16417	74-2956831
(State or other	(Commission File Number)	(IRS Employer
Jurisdiction		Identification
of incorporation)		Number)

One Valero Place San Antonio, Texas 78212 (Address of principal executive offices, including Zip Code) (210) 370-2000 (Registrant's telephone number, including area code)

Item 4.   Changes in Registrant’s Certifying Accountant.

The Audit Committee of the Board of Directors of Valero GP, LLC, the general partner of the general partner of Valero L.P. (the “Company”) determined on March 11, 2004 to appoint KPMG LLP (“KPMG”) to serve as the Company’s independent auditors for the fiscal year ending December 31, 2004. Ernst & Young LLP (“Ernst & Young”) served as the Company’s independent auditors for the fiscal years ending December 31, 2003 and 2002. On March 11, 2004, the Audit Committee approved the dismissal of Ernst & Young as the Company’s independent auditors following the fiscal year 2003 audit. These actions were also approved by the Board of Directors of Valero GP, LLC on March 11, 2004.

Ernst & Young’s reports on the Company’s consolidated financial statements for each of the years ended December 31, 2003 and 2002 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. During the years ended December 31, 2003 and 2002 and through the date hereof, there were no disagreements with Ernst & Young on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of Ernst & Young, would have caused Ernst & Young to make reference to the subject matter of the disagreement(s) in connection with Ernst & Young’s report on the Company’s consolidated financial statements for such years; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

The Company provided Ernst & Young with a copy of the foregoing disclosures. Attached as Exhibit 16 is a copy of Ernst & Young’s letter, dated March 12, 2004, stating its agreement with such statements.

During the years ended December 31, 2003 and 2002 and through the date hereof, the Company did not consult KPMG with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

(a) -- Not applicable. (b) -- Not applicable. (c) -- Exhibits.
Exhibit 16	Letter from Ernst & Young LLP to the	Filed with this
	Securities and Exchange Commission dated	document
March 12, 2004

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALERO L.P. By: Riverwalk Logistics, L.P. its general partner

By: Valero GP, LLC its general partner

Date: March 12, 2004	By: /s/Bradley C. Barron Name: Bradley C. Barron Title: Corporate Secretary

EXHIBIT INDEX

Exhibit
Number	Description

16	Letter from Ernst & Young LLP to the Securities and Exchange
Commission dated March 12, 2004